EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-183958) on Form S-8 of International Bancshares Corporation of our reports dated February 25, 2021, relating to the consolidated financial statements and and to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Bancshares Corporation for the year ended December 31, 2020.

/s/ RSM US LLP

Austin, Texas

February 25, 2021